FINANCIAL STATEMENTS

                       TWELVE MONTHS ENDED MARCH 31, 1998
                             (dollars in thousands)
                    U. S. SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGON, D.C.

                                    FORM U-1




                           CINERGY CORP. CONSOLIDATED







                                   (Unaudited)


                                Pages 1 through 5


                                      Note:
            Pro forma adjustments are not included with the following
             financial statements, since the authorization requested
              herein does not involve issuance of any securities in
           amounts not previously approved by the Commission based on, among other things, pro forma financial statements
           included in those proceedings (which proceedings are cited in the text of the application-
              declaration accompanying these financial statements).





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                                  CINERGY CORP.
                           CONSOLIDATED BALANCE SHEET
                                AT MARCH 31, 1998
                                   (unaudited)
                             (dollars in thousands)


ASSETS

Utility Plant - Original Cost
  In service
    Electric                                                  $9,014,797
    Gas                                                          753,311
    Common                                                       186,631
                                                               9,954,739
  Accumulated depreciation                                     3,860,682
                                                               6,094,057

  Construction work in progress                                  194,042
      Total utility plant                                      6,288,099

Current Assets
  Cash and temporary cash investments                             58,731
  Restricted deposits                                              2,348
  Accounts receivable less accumulated provision for
    doubtful accounts of $10,349 at March 31, 1998               519,396
  Materials, supplies, and fuel - at average cost
    Fuel for use in electric production                           68,292
    Gas stored for current use                                    12,232
    Other materials and supplies                                  77,972
  Prepayments and other                                           47,291
                                                                 786,262

Other Assets
  Regulatory assets
    Amounts due from customers - income taxes                    383,314
    Post-in-service carrying costs and deferred
      operating expenses                                         176,531
    Coal contract buyout costs                                   117,964
    Deferred demand-side management costs                        101,958
    Deferred merger costs                                         89,015
    Phase-in deferred return and depreciation                     85,960
    Unamortized costs of reacquiring debt                         65,941
    Other                                                         46,592
  Investments in unconsolidated subsidiaries                     580,269
  Other                                                          274,092
                                                               1,921,636

                                                              $8,995,997


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                                  CINERGY CORP.
                                AT MARCH 31, 1998
                                   (unaudited)
                             (dollars in thousands)


CAPITALIZATION AND LIABILITIES

Common Stock Equity
  Common stock - $.01 par value;  authorized
   shares - 600,000,000;  outstanding shares -
    157,764,020 at March 31, 1998                            $    1,578
  Paid-in capital                                             1,574,080
  Retained earnings                                           1,002,495
  Accumulated other comprehensive income                         (3,279)
                                                             ----------
      Total common stock equity                               2,574,874

Cumulative Preferred Stock of Subsidiaries
  Not subject to mandatory redemption                            92,752

Long-term Debt                                                2,032,156
      Total capitalization                                    4,699,782

Current Liabilities
  Long-term debt due within one year                            145,000
  Notes payable and other short-term obligations              1,222,795
  Accounts payable                                              558,021
  Accrued taxes                                                 218,251
  Accrued interest                                               40,342
  Other                                                          98,740
                                                             ----------
                                                              2,283,149

Other Liabilities
  Deferred income taxes                                       1,233,505
  Unamortized investment tax credits                            163,850
  Accrued pension and other postretirement
    benefit costs                                               307,373
  Other                                                         308,338
                                                              2,013,066

                                                             $8,995,997





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                                  CINERGY CORP.
                        CONSOLIDATED STATEMENT OF INCOME
                               TWELVE MONTHS ENDED
                                 MARCH 31, 1998
                                   (unaudited)
                    (in thousands, except per share amounts)

Operating Revenues
  Electric                                                   $4,202,508
  Gas                                                           451,940
                                                              4,654,448
Operating Expenses
  Fuel used in electric production                              698,208
  Gas purchased                                                 238,801
  Purchased and exchanged power                               1,530,651
  Other operation                                               637,561
  Maintenance                                                   169,683
  Depreciation                                                  290,826
  Amortization of phase-in deferrals                             15,651
  Amortization of post-in-service
    deferred operating expenses - net                             4,362
  Income taxes                                                  255,809
  Taxes other than income taxes                                 266,301
                                                             ----------
                                                              4,107,853

Operating Income                                                546,595

Other Income and Expenses - Net
  Allowance for equity funds used
    during construction                                             (72)
  Phase-in deferred return                                        7,817
  Equity in earnings of unconsolidated subsidiaries              45,746
  Income taxes                                                   48,488
  Other - net                                                   (47,906)
                                                             ----------
                                                                 54,073

Income Before Interest and Other Charges                        600,668

Interest and Other Charges
  Interest on long-term debt                                    176,255
  Other interest                                                 64,074
  Allowance for borrowed funds
    used during construction                                     (6,005)
  Preferred dividend requirements of subsidiaries                11,752
                                                                246,076

Net Income Before Extraordinary Item                         $  354,592
Extraordinary Item - Equity Share of
  Windfall Profits Tax (Less
  Applicable Income Taxes of $0)                               (109,400)
                                                               --------
Net Income                                                   $  245,192

Average Common Shares Outstanding                               157,706

Earnings Per Common Share
  Net income before extraordinary item                           $ 2.24
  Extraordinary item                                             $( .69)
  Net income                                                     $ 1.55

Earnings Per Common Share - Assuming Dilution
  Net income before extraordinary item                           $ 2.23
  Extraordinary item                                              ( .69)
  Net income                                                      $1.54

Dividends Declared Per Common Share                               $1.80




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

                                  CINERGY CORP.
            CONSOLIDATED STATEMENT OF CHANGES IN COMMON STOCK EQUITY
                             (dollars in thousands)
                                   (unaudited)


                                                                                 Accumulated
                                                                                   Other             Total             Total
                                      Common       Paid-in       Retained       Comprehensive     Comprehensive     Common Stock
                                      Stock        Capital       Earnings          Income            Income            Equity

Twelve Months Ended March 31, 1998

Balance April 1, 1997                 $1,577      $1,579,934    $1,036,643       $(2,419)                            $2,615,735
Comprehensive income
  Net income                                                       245,192                          $245,192            245,192
  Other comprehensive income,
      net of tax
    Foreign currency translation
      adjustment                                                                                         273                273
    Minimum pension liability
      adjustment                                                                                      (1,133)            (1,133)
                                                                                                    --------
  Other comprehensive income
      total                                                                         (860)               (860)
                                                                                                    --------
Comprehensive income total                                                                          $244,332
Issuance of 84,891 shares of
  common stock - net                       1           2,355                                                              2,356
Treasury shares purchased                 (5)        (15,682)                                                           (15,687)
Treasury shares reissued                   5           7,744                                                              7,749
Dividends on common stock                                         (283,860)                                            (283,860)
Other                                                   (271)        4,520                                                4,249
                                      ------      ----------    ----------       -------                             ----------

Balance March 31, 1998                $1,578      $1,574,080    $1,002,495       $(3,279)                            $2,574,874
